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                                                     EXHIBIT 99.1





FOR RELEASE:  February 5, 1996, 2:45 PM, PST     Contact:  Holly Campbell
                                                           Public Relations
                                                           (408) 894-5058

                                                           Lauren Halden
                                                           Investor Relations
                                                           (408) 894-4906



                          QUANTUM ANNOUNCES OFFERING OF
                         CONVERTIBLE SUBORDINATED NOTES


         MILPITAS, Calif., February 5, 1996-- Quantum Corporation (NMS:QNTM) announced today that it intends, subject to market and other conditions, to raise approximately $200,000,000 through the sale of convertible subordinated notes to institutional investors and non-U.S. investors (up to $230,000,000 if an over-allotment option to be granted is exercised in full). The notes will be convertible into Quantum Common Stock.

         The securities to be offered will not be registered under the Securities Act of 1933, as amended, or applicable state securities laws, and may not be offered or sold absent registration under the Securities Act and applicable state securities laws or available exemptions from registrations.